EXHIBIT 12.1
                              SUNTRUST BANKS, INC.
                       Ratio of Earnings to Fixed Charges
                                 (In thousands)


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                                                                          Year Ended December 31
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                                              1998           1997           1996           1995          1994          1993
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RATIO 1 - INCLUDING DEPOSIT INTEREST

Earnings:
  Income before income taxes                 $1,498,306    $1,499,599      $1,265,942    $1,211,458    $1,135,068      $964,565
  Fixed charges                               2,773,877     2,479,633       2,185,047     2,051,441     1,477,543     1,280,720
                                          ---------------------------------------------------------------------------------------
    Total                                    $4,272,183    $3,979,232      $3,450,989    $3,262,899    $2,612,611    $2,245,285
                                          ========================================================================================

Fixed charges:
  Interest on deposits                        1,644,229     1,627,417       1,585,707     1,481,548     1,109,799     1,015,955
  Interest on funds purchased                   634,086       461,724         356,879       336,360       122,054        87,900
  Interest on other short-term borrowings       127,800       133,814          81,683        91,271       121,711        73,516
  Interest on long-term debt                    340,664       230,509         134,530       118,152       101,875        81,895
  Portion of rents representative of the
    interest factor (1/3) of rental expense      27,098        26,169          26,248        24,110        22,104        21,454
                                          ----------------------------------------------------------------------------------------
      Total                                  $2,773,877    $2,479,633      $2,185,047    $2,051,441    $1,477,543    $1,280,720
                                          ========================================================================================

Earnings to fixed charges                          1.54 x        1.60 x          1.58 x        1.59 x        1.77 x        1.75 x

RATIO 2 - EXCLUDING DEPOSIT INTEREST

Earnings:
  Income before income taxes                 $1,498,306    $1,499,599      $1,265,942    $1,211,458    $1,135,068      $964,565
  Fixed charges                               1,129,648       852,216         599,340       569,893       367,744       264,765
                                          ----------------------------------------------------------------------------------------
    Total                                    $2,627,954    $2,351,815      $1,865,282    $1,781,351    $1,502,812    $1,229,330
                                          ========================================================================================

Fixed charges:
  Interest on funds purchased                   634,086       461,724         356,879       336,360       122,054        87,900
  Interest on other short-term borrowings       127,800       133,814          81,683        91,271       121,711        73,516
  Interest on long-term debt                    340,664       230,509         134,530       118,152       101,875        81,895
  Portion of rents representative of the
    interest factor (1/3) of rental expense      27,098        26,169          26,248        24,110        22,104        21,454
                                          ----------------------------------------------------------------------------------------
      Total                                  $1,129,648      $852,216        $599,340      $569,893      $367,744      $264,765
                                          ========================================================================================

Earnings to fixed charges                          2.33 x        2.76 x          3.11 x        3.13 x        4.09 x        4.64 x

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